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                                          EXHIBIT 23.1

             Consent of Independent Accountants

We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 1 to the Registration Statements on Form
S-1 (Nos. 333-43033, 33-43041, and 333-43043) of our reports dated
January 26, 1999, relating to the financial statements of Series A, Series B and Series C of World Monitor Trust and the statements of financial condition of Prudential Securities Futures Management Inc. and
Diversified Futures Trust I, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

New York, New York
March 8, 1999